Asset Management Fund Large Cap Equity Institutional
Fund, Inc.
June 30, 2006
Shareholder Voting Results (Unaudited):

The annual Meeting of Shareholders of the Asset
Management Fund Large Cap Equity Institutional Fund,
Inc., was held on April 20, 2006, at which the shareholders voted on two proposals. The proposals and the results of the voting are set forth below.

A Election of Directors The first proposal concerned
The election of five Directors to serve for complete terms of three years, each expiring in 2009. The results of the first proposal are as follows:

Ralph F. Brouty
Expiration Votes For Votes    Abstentions % of Shares
of Term              Withheld             Present
                                          Voted For
2009       494,403   0        961         99.81%

% of Shares
Outstanding
Voting
84.47%


Daniel J. Devine
Expiration Votes For Votes    Abstentions % of Shares
of Term              Withheld             Present
                                          Voted For
2009       494,403   0        961         99.81%

% of Shares
Outstanding
Voting
84.47%

Michael J. Hegarty
Expiration Votes For Votes    Abstentions % of Shares
of Term              Withheld             Present
                                          Voted For
2009       494,403   0        961         99.81%

% of Shares
Outstanding
Voting
84.47%
Expiration Votes For Votes    Abstentions % of Shares
of Term              Withheld             Present
                                          Voted For
2009       494,403   0        961         99.81%

% of Shares
Outstanding
Voting
84.47%

Vincent F. Palagiano
Expiration Votes For Votes    Abstentions % of Shares
of Term              Withheld             Present
                                          Voted For
2009       494,403   0        961         99.81%

% of Shares
Outstanding
Voting
84.47%

William A. McKenna, Jr.
Expiration Votes For Votes    Abstentions % of Shares
of Term              Withheld             Present
                                          Voted For
2009       494,403   0        961         99.81%

% of Shares
Outstanding
Voting
84.47%

In addition, Messrs. Joseph R. Ficalora, Chris C.
Gagas, Michael R. Kallet, Robert E. Kernan, Jr.,
William C. McGarry, Clifford M. Miller, Michael
J. Pollock, John M. Scarchilli, and Charles M.
Sprock continue as members of the Board of Directors.

B Ratification of Independent Registered Public
Accounting Firm (and Independent Auditors) The second proposal concerned the ratification of the selection of Ernst & Young LLP as Independent
Registered Public Accounting Firm
(and Independent Auditors) of the Fund for the fiscal year ending December 31, 2006. The results of the voting for the proposal were 495,364 for, 0 against, and 0 abstaining. The percentage of shares present voted for the proposal was 100%. The percentage of shares outstanding voting was 84.47%.